SHARE EXCHANGE AGREEMENT

Dated

June 22, 2015

by and among

QUINT MEDIA, INC., a Nevada Corporation

as the Acquiror and Parent.

and

ONCBIOMUNE, INC.,

a Louisiana corporation

and

THE SHAREHOLDERS OF

ONCBIOMUNE, INC.

ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY	12
Section 5.01 Accuracy of Representations and Performance of Covenants	12
Section 5.02 Officer’s Certificate	13
Section 5.03 Good Standing	13
The Company shall have received a certificate of good standing from the Secretary of State of Louisiana or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that ONC is in good standing as a corporation in the State of Florida.	13
Section 5.04 Minimum ONC Shareholders	13
Section 5.05 No Governmental Prohibition	13
Section 5.06 Consents	13
Section 5.07 Other Items.	13

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF ONC AND THE ONC SHAREHOLDERS	13
Section 6.01 Accuracy of Representations and Performance of Covenants	13
Section 6.02 Officer’s Certificate	14
Section 6.03 Good Standing	14
Section 6.04 No Governmental Prohibition	14
Section 6.05 Approval by the Company Board of Directors	14
Section 6.06 Consents	14
Section 6.07 Shareholder Report	14
Section 6.08 Other Items.	14

ARTICLE VII MISCELLANEOUS	15
Section 7.01 Brokers	15
Section 7.02 Governing Law	15
Section 7.03 Notices	15
Section 7.04 Attorney’s Fees	15
Section 7.05 Confidentiality	15
Section 7.06 Public Announcements and Filings	16
Section 7.07 Schedules; Knowledge	16
Section 7.08 Third Party Beneficiaries	16
Section 7.09 Expenses	16
Section 7.10 Entire Agreement	16
Section 7.11 Survival; Termination	16
Section 7.12 Counterparts	16
Section 7.13 Amendment or Waiver	16
Section 7.14 Best Efforts	16

EXHIBITS

Exhibit A – Shareholders’ Signature Pages

Exhibit B – Form of Amended and Restated Articles of Incorporation

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 22nd day of June 2015, by and between QUINT MEDIA, INC., a Nevada corporation (the “Company”), with offices at 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401 and ONCBIOMUNE, INC., a Louisiana corporation (“ONC”), with offices at 17050 Medical Center Drive, Baton Rouge, Louisiana 70816 and the shareholders of ONC set forth on Composite Exhibit A (the “ONC Shareholders”), upon the following premises:

Premises

WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Nevada;

WHEREAS, ONC is a privately-held company organized under the laws of Louisiana;

WHEREAS, the Company agrees to acquire up to forty-seven million (47,000,000) (“ONC Shares”) of the issued and outstanding common shares of ONC representing 100% of ONC’s issued and outstanding common stock from the ONC Shareholders in exchange for the issuance of one share of the Company’s Common Stock and .0212765957446809 of the Company’s Series A Preferred Stock for each share of ONC’s common stock (“Exchange Ratio”) (the “Exchange”) after giving effect to the Reverse Stock Split and other transactions provided for in this Agreement. On the Closing Date, the ONC Shareholders will become shareholders of the Company and ONC will become a subsidiary of the Company. Immediately after the share exchange and a Reverse Stock Split, there will 50,000,000 shares of the Company’s common stock outstanding with 47,000,000 or 94% thereof owned by the ONC Shareholders and 1,000,000 shares of the Company’s Series A Preferred Stock with 100% thereof owned by the ONC Shareholders.

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ONC AND THE SHAREHOLDERS

As an inducement to, and to obtain the reliance of the Company, except as set forth in the ONC Schedules (as hereinafter defined), ONC represents and warrants to the Company that as of the date hereof and the Closing Date (as hereinafter defined), as follows:

Section 1.01 Incorporation. ONC is a company duly organized, validly existing, and in good standing under the laws of Louisiana and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the ONC Schedules is a complete and correct copy of the Articles of incorporation of ONC as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ONC’s Articles of incorporation. ONC has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution, delivery and performance of this Agreement. ONC has full power, authority, and legal capacity and has taken all action required by law, it’s Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Authorized Shares and Capital. The authorized number of common shares with $0.0001 par value of ONC is forty-seven million (47,000,000) with all 47,000,000 shares issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 1.03 Subsidiaries and Predecessor Corporations. Other than OncBioMune, LLC, a Louisiana limited liability company, ONC does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04 Financial Statements.

(a) Within five days of execution of this agreement, ONC shall provide the Company with ONC’s (i) balance sheet as of December 31, 2014, and the related statements of operations, stockholders’ equity and cash flows for the period ended December 31, 2014 prepared in accordance with GAAP and audited by a PCAOB independent auditor (the “ONC Financial Statements”).

(b) Within five days of execution of this agreement, ONC shall provide the Company with ONC’s (i) balance sheet as of March 31, 2015, and the related statements of operations, stockholders’ equity and cash flows for the period ended March 31, 2015 prepared in accordance with GAAP and reviewed, but not audited, by a PCAOB independent auditor (the “ONC Financial Statements”).

(c) All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The ONC balance sheets shall be true and accurate and present fairly as of their respective dates the financial condition of ONC. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, ONC shall have no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein will be properly reported and present fairly the value of the assets of ONC, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d) ONC has duly and punctually paid all Governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and ONC has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxes.

(e) The books and records, financial and otherwise, of ONC are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(f) All of ONC’s assets are reflected on its financial statements, and, except as set forth in the ONC Schedules or the financial statements of ONC or the notes thereto, ONC has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning ONC set forth in this Agreement and in the ONC Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, ONC has fully disclosed in writing to the Company (through this Agreement or the ONC Schedules) all information relating to matters involving ONC or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of ONC or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on ONC, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 1.06 Options or Warrants. Except as disclosed on ONC Schedule 1.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of ONC.

Section 1.07 Absence of Certain Changes or Events. Except as disclosed on ONC Schedule 1.07, since March 31, 2015 or such other date as provided for herein:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of ONC;

(b) ONC has not (i) amended its Articles of Incorporation since formation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) ONC has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08 Litigation and Proceedings. Except as disclosed on ONC Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of ONC after reasonable investigation, threatened by or against ONC or affecting ONC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ONC does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which ONC is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been previously disclosed to the Company or the ONC Shareholders. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which ONC is a party or by which its properties are bound and which are material to the operations of ONC taken as a whole are valid and enforceable by ONC in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

(c) Except as previously disclosed to the Company or the ONC Shareholders or reflected in the most recent ONC balance sheet, ONC is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of ONC.

Section 1.10 Compliance With Laws and Regulations. To the best of its knowledge, ONC has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ONC or except to the extent that noncompliance would not result in the occurrence of any material liability for ONC.

Section 1.11 Approval of Agreement. This Agreement has been duly and validly authorized and executed and delivered on behalf of ONC and the ONC Shareholders and this Agreement constitutes a valid and binding agreement of ONC and the ONC Shareholders enforceable in accordance with its terms.

Section 1.12 ONC Schedules. ONC has delivered to the Company the following schedules, which are collectively referred to as the “ONC Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the President of ONC as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and correct copies of the Articles of Incorporation of ONC and the Bylaws, each as in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of ONC identified in paragraph 1.04(a);

(c) a schedule setting forth any information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 1.01 through 1.11.

ONC shall cause the ONC Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by ONC in connection herewith constitute the valid and binding obligations of ONC, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.14 Investment Representations

(a) Investment Purpose. As of the date hereof, the ONC Shareholders understand and agree that the consummation of this Agreement including the delivery of the Exchange Consideration (as hereinafter defined) to the ONC Shareholders in exchange for the Securities as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the Securities are being acquired for the ONC Shareholders’ own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the ONC Shareholders do not agree to hold any of the Exchange Consideration for any minimum or other specific term and reserves the right to dispose of the Exchange Consideration at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

(b) Investor Status. Each of the ONC Shareholders is either an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) or a sophisticated investor who has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this Agreement and the underlying transactions. Each ONC Shareholder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such ONC Shareholder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions

(c) Reliance on Exemptions. Each of the ONC Shareholders understands that the Exchange Consideration is being offered and sold to the ONC Shareholders in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the ONC Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the ONC Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the ONC Shareholders to acquire the Exchange Consideration.

(d) Information. The ONC Shareholders and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Consideration which have been requested by the ONC Shareholders or its advisors. The ONC Shareholders and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the ONC Shareholders any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the ONC Shareholders. The ONC Shareholders understands that its investment in the Exchange Consideration involves a significant degree of risk. The ONC Shareholders is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(e) Governmental Review. Each of the ONC Shareholders understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Consideration.

(f) Transfer or Re-sale. Each of the ONC Shareholders understands that (i) the sale or re-sale of the Exchange Consideration has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Consideration may not be transferred unless (a) the Exchange Consideration is sold pursuant to an effective registration statement under the Securities Act, (b) the ONC Shareholders shall have delivered to the Company, at the cost of the ONC Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Consideration to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Consideration is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the ONC Shareholders who agree to sell or otherwise transfer the Exchange Consideration only in accordance with this Section and who is an Accredited Investor, (d) the Exchange Consideration is sold pursuant to Rule 144, or (e) the Exchange Consideration is sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the ONC Shareholders shall have delivered to the Company, at the cost of the ONC Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Consideration made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Consideration under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Consideration may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

(g) Legends. Each of the ONC Shareholders understand that the shares of the Company’s common stock that comprise the Exchange Consideration (the “Securities”) and, until such time as the Securities has been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Securities are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Each of the ONC Shareholders agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) Residency. Each of the ONC Shareholders is a resident of the jurisdiction set forth immediately below the ONC Shareholders’ name on the signature pages hereto or provided separately to the Company.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of ONC and the ONC Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Company Schedules are complete and correct copies of the articles of incorporation and bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s articles of incorporation or bylaws. The Company has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 2.02 Capitalization. At Closing, the Company’s authorized capitalization will consist of (a) 500,000,000 shares of common stock, par value $0.0001 per share (“the Company Common Stock”), of which 3,000,000 shares will be issued and outstanding, and (b) 20,000,000 shares of preferred stock, par value $.001 per share, of which zero (0) shares will be issued and outstanding. Also at closing, the Company shall have designated 1,000,000 shares of Series A Preferred Stock whereby each share of Series A Preferred Stock shall be entitled to 500 votes and will vote as a single class with the Common Stock on all matters that come before shareholders for vote. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person and give effect to the Reverse Stock Split.

Section 2.03 Subsidiaries and Predecessor Corporations. Other than Exley Media, Inc., a Nevada corporation, the Company does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 SEC Reports and Compliance.

(a) The Company has filed all reports required to be filed by it by the Securities Exchange Act of 1934, as amended.

(b) The Company is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.

(c) The shares of Company Common Stock are quoted on the OTC Markets Group (the “OTC Markets”) under the symbol “QUNI” and Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all rules and regulations of the OTC Markets applicable to it and the Company Common Stock. The issuance of Company Common Stock under this Agreement does not contravene the rules and regulations of the trading market on which the Company Common Stock is currently listed or quoted, and no approval of the stockholders of Company is required for Company to issue and deliver the Company Common Stock contemplated by this Agreement.

(d) Between the date hereof and the Effective Time, Company shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and of the OTC Markets.

(e) The Company SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Parent nor any of its officers has received any notice from the Commission questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

Section 2.05 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to the ONC Shareholders (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 2.06 Options or Warrants. Except as disclosed on Company Schedule 2.06, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.07 Absence of Certain Changes or Events. Since February 28, 2015 and except as disclosed in SEC Reports:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(b) the Company has not (i) amended its articles of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

(d) to its knowledge, the Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 2.08 Litigation and Proceedings There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Company Schedules. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b) The Company is not a party to or bound by, and the properties of the Company are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) The Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company.

Section 2.10 No Conflict With Other Instruments The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations The Company has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to the Company and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations Except as disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholders of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 2.14 The Company Schedules The Company has delivered to the ONC Shareholders the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws of the Company as in effect as of the date of this Agreement;

(b) a schedule setting forth any information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 2.01 through 2.13.

The Company shall cause the Company Schedules and the instruments and data delivered to the ONC Shareholders hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16 Financial Statements. The balance sheets and statements of operations, stockholders’ equity and cash flows contained in the Company SEC Documents (a) comply as to form in all material respects with applicable accounting requirements and rules and regulations of the Commission with respect thereto, (b) have been prepared in accordance with U. S. GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (c) are in accordance with the books and records of the Company and (d) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

Section 2.17 Shell Company. The Company is not now nor has it ever been a “shell company” as that term is defined in Reg. 405 of the Securities Act of 1933, as amended.

Section 2.18 DTC Eligible. The Company’s Common Stock is DTC eligible and is not subject to any outstanding DTC “chills” or “freezes”.

ARTICLE III
SHARE EXCHANGE

Section 3.01 The Exchange and Reverse Stock Split . Prior to the Share Exchange, the Company will reverse split its shares of common stock on the basis of 1 share of common stock for each 138.73502066667 or such other number that shall result in reducing the number of issued and outstanding shares of common stock, prior to Closing, to 3,000,000 shares. Fractional shares will be rounded up to the next whole share. Fractional shares will not be issued. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.02), (i) the ONC Shareholders listed in Composite Exhibit A, representing an aggregate of Forty-Seven Million (47,000,000) shares of ONC $0.0001 par value, common stock, upon their agreement, shall sell, assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of ONC held by them as set forth on Composite Exhibit A; the objective of such purchase (the “Exchange”) being the acquisition by the Company of not less than 100% of the issued and outstanding shares of ONC $0.0001 par value, common stock. In exchange for the transfer of such securities by the ONC Shareholders as set forth on Composite Exhibit A, the Company shall deliver to each such ONC Shareholders: one share of the Company’s $0.0001 par value, common stock and .0212765957446809 of the Company’s Series A Preferred Stock (the “Exchange Ratio”) (the “Exchange Shares”) for each share of ONC $0.0001 par value, common stock (an aggregate of up to 47,000,000 shares of the Company’s common stock). After the Share Exchange has been completed, the ONC shareholders will own 47,000,000 restricted shares of common stock of the Company or 94% of the total outstanding shares of common stock of the Company and 1,000,000 shares of Series A Preferred Stock or 100% of the total outstanding shares of preferred stock. Upon completion of the reverse stock split and the issuance of the 47,000,000 shares of common stock to the ONC shareholders, there will be a total of 50,000,000 shares of the Company’s common stock and 1,000,0000 shares of the Company’s Series A Preferred Stock outstanding. No other securities of the Company will be outstanding other than the 50,000,000 shares of the Company’s common stock and 1,000,000 shares of the Company’s preferred stock. The Exchange Shares are hereinafter referred to as the “Exchange Consideration” or the “Securities” and all such share amounts give effect to the Reverse Stock Split. At the Closing, the ONC Shareholders shall, on surrender of their certificates representing their ONC shares to the Company or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing their ownership of the Exchange Shares.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 3.02 Related Share Issuances. Other individuals and entities related to this transaction and/or ONC that receive shares either at Closing or thereafter, shall receive such shares directly from the ONC Shareholders and not via new issuance from the Company. Such individuals, include but are not limited to Barrett Ehrlich, Elliott Ehrlich, Andrew Kurcharchuk and Neal Holcomb. For the avoidance of doubt it is the intent of the parties that the issuance of shares to these persons or their designees or assigns, will not result in the ONC Shareholders owning in excess of 94% of the total issued and outstanding shares of Company common stock on a fully diluted basis exclusive of the contemplated 1,000,000 shares of Series A Preferred Stock..

Section 3.03 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in Articles V and VI, and upon delivery of the Exchange Consideration as described in Section 3.01 herein. The Initial Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than August 31, 2015, but in no event before this Agreement has been signed by ONC Shareholders holding at least 100% of the shares of ONC $0.001 par value, common stock outstanding (the “Closing Date”).

Section 3.04 Closing Events. At the Closing, the Company, and ONC shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.05 Termination. This Agreement may be terminated by each of the ONC Shareholders or the Company only (a) in the event that the Company or ONC do not meet the conditions precedent set forth in Articles V and VI or (b) if the Initial Closing has not occurred by August 31, 2015. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect as to any party hereto, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. The Company and ONC will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or ONC, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or ONC, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. At the Closing, ONC shall deliver to the Company, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of ONC now in the possession of ONC or its representatives.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 4.03 Third Party Consents and Certificates. The Company and ONC agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Actions Prior to Closing. From and after the date hereof until the Closing Date and except as set forth in the Company Schedules or ONC Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph (d) below) and ONC respectively, will each:

(a) carry on its business in substantially the same manner as it has heretofore and as disclosed in the Company OTC Reports;

(b) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(c) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(d) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(e) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(f) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws (including without limitation, the federal securities laws) and all rules, regulations, and orders imposed by federal or state governmental authorities.

(g) From and after the date hereof until the Closing Date, except as required by this Agreement neither the Company nor ONC will:

(i) make any changes in their Articles of Incorporation, articles or articles of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii) take any action described in Section 1.07 in the case of ONC or in Section 2.07, in the case of the Company (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business except as disclosed in the Company OTC Reports.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by ONC and the ONC Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). ONC shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ONC prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of ONC and dated the Closing Date, to the foregoing effect.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 5.02 Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ONC to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of ONC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the ONC Schedules, by or against ONC, which might result in any material adverse change in any of the assets, properties, business, or operations of ONC.

Section 5.03 Good Standing. The Company shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that ONC is in good standing as a corporation in the State of Nevada.

Section 5.04 Minimum ONC Shareholders. This Agreement shall have been signed by the holders of not less than 100% of the ONC common stock, including voting power, of ONC, unless a lesser number is agreed to by the Company.

Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of ONC after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07 Other Items.

(a) The Company shall have received a list containing the name, address, and number of shares held by the ONC Shareholders as of the date of Closing, certified by an executive officer of ONC as being true, complete and accurate; and

(b) The Company shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

(c) The Company shall have received the ONC Financial Statements as provided for in Sections 1.04(a) and (b).

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF ONC
AND THE ONC SHAREHOLDERS

The obligations of ONC and each of the ONC Shareholders under this Agreement are subject to the satisfaction of the Company, or each ONC Shareholder, as the case may be, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 6.02 Officer’s Certificate. ONC shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

Section 6.03 Good Standing. ONC shall have received a certificate of good standing from the Secretary of State of Louisiana or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that the Company is in good standing as a corporation in the State of Louisiana and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Approval by the Company Board of Directors and its Shareholders. The Company’s board of directors shall have approved the Exchange and completed the following (the “Corporate Actions”):

(a) effect a reverse split such that the total outstanding shares of the Company’s issued and outstanding common stock at Closing is 3,000,000. The reverse split ratio shall be approximately 1:138.73502066667 (the “Reverse Stock Split”);

(b) change the name of the Company to OncBioMune Pharmaceauticals, Inc.

(c) designate 1,000,000 shares of Series A Preferred Stock with each share of Series A Preferred Stock being entitled to 500 votes on all matters submitted to the shareholders of the Company for vote.

Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained including approval of the Corporate Actions by FINRA.

Section 6.07 Shareholder Report The ONC Shareholders shall receive a shareholder’s report reflective of all the Company shareholder’s which does not exceed 3,000,000 shares of the Company $0.0001 par value, common stock (after giving effect to the Reverse Stock Split) issued and outstanding as of the day prior to the Closing Date and no shares of preferred stock outstanding.

Section 6.08 Other Items.

(a) The ONC Shareholders shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as the ONC Shareholders may reasonably request.

(b) This Agreement shall have been executed by the holders of at least 100% of the shares of ONC common stock.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

(c) Appointment of Directors and Officers. The Company shall have appointed Robert L. Elliott, M.D., Jonathan F. Head, Ph. D. and Andrew Kucharchuk as directors of the Company;

(d) Contantin Dietrich and any other directors and officers, as applicable, shall have resigned as Director and from all officer positions with the Company;

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers. The Company and ONC agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement, with the exception of Barrett Ehrlich. Mr. Ehrlich acted only as a “finder” as that term is defined in the decisions of the Securities and Exchange Commission. The Company and ONC each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to ONC, to:	If to the Company, to:

Oncbiomune, Inc.	Constantin Dietrich, Chief Executive Officer
Attn: Andrew Kucharchuk	Quint Media, Inc.
17050 Medical Center Drive, 4th Floor	330 Clematis Street, Suite 217
Baton Rouge, LA 70816-3251	West Palm Beach, FL 33401

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

Section 7.06 Public Announcements and Filings. Unless required by applicable law, including the Securities Exchange Act, or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries. This contract is strictly between the Company, the ONC Shareholders and ONC, and, except as specifically provided, no director, officer, stockholder (other than the ONC Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of the Company and ONC will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party of ONC and the Company shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party of ONC and the Company also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

QUINT MEDIA, INC.
A Nevada corporation

By:	/s/ Constantin Dietrich
Constantin Dietrich, CEO

ONCBIOMUNE, INC.
A Louisiana corporation

By:	/s/ Robert Elliot
Robert L. Elliot, M.D., President

Share Exchange Agreement

Quint Media, Inc,/OncBioMune, Inc.

COMPOSITE EXHIBIT A

ONCBIOMUNE, INC. SHAREHOLDERS SIGNATURE PAGE

	Purchaser Name	No. Shares of ONC Common Stock	% of ONC’s Outstanding Shares	No. Shares of the Company’s Common Stock	% of Company’s Outstanding Shares

Robert L. Elliott, M.D.		23,500,000	50.00%	23,500,000	47.0%
Sign:	/s/ Robert Elliott
Name:	Robert L. Elliott, M.D.

Jonathan F. Head, Ph. D.		23,500,000	50.00%	23,500,000	47.0%

Sign:	/s/ Jonathan Head
Name:	Jonathan F. Head, Ph. D.

EXHIBIT B

FORM OF AMENDED AND RESTATED ARTICLES

QUINT MEDIA, INC. – ONCBIOMUNE, INC.

Share Exchange Agreement

SCHEDULES